UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2013

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

Gregory D. Perry of ImmunoGen, Inc. (the “Company”), has entered into a pre-arranged, written stock trading plan (the “Plan”) that is intended to satisfy the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934.  The Plan took effect on August 8, 2013, provided that no sales may occur prior to September 10, 2013 and all sales must be completed prior to March 7, 2014.  Pursuant to the Plan, Mr. Perry may sell up to 110,002 shares of the Company’s common stock, provided the price exceeds a specified price per share.  Mr. Perry has entered into the Plan for financial planning purposes.  The total number of shares that may be sold under the Plan represents approximately 21% of Mr. Perry’s total holdings of the Company’s common stock, including vested and unvested options for the purchase of the Company’s common stock.  Transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

It is possible that other executive officers and Directors of the Company may enter into similar stock trading plans in the future.  Except as may be required by law, the Company does not undertake to report on stock trading plans by other Company officers or Directors, nor report modifications, terminations or other activities under Mr. Perry’s Plan or the plan of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: August 15, 2013	/s/ Daniel M. Junius
Daniel M. Junius
President, Chief Executive Officer